Exhibit 99.1
ANTARES PHARMA REPORTS FOURTH QUARTER AND FULL-YEAR
2021 FINANCIAL AND OPERATING RESULTS
Full-Year 2021 Revenue Increased 23% Year-Over-Year to $184.0 Million
Full-Year 2021 Net Income of $46.3 Million, or $0.26 Per Diluted Earnings Per Share
Full-Year 2021 Adjusted EBITDA of $39.2 Million
2022 Revenue Guidance Range of $200 to $220 Million
EWING, NJ, March 3, 2022 – Antares Pharma, Inc. (NASDAQ: ATRS) (the “Company”), a specialty pharmaceutical company, today reported financial and operating results for the fourth quarter ended December 31, 2021 with record revenue of $48.7 million, net income of $32.7 million, or $0.19 per diluted earnings per share, and adjusted net income of $4.1 million, or $0.02 per adjusted diluted earnings per share, which excludes the gain on the sale of OTREXUP®. The Company also reported record full-year 2021 revenue of $184.0 million, net income of $46.3 million, or $0.26 per diluted earnings per share, and adjusted net income of $17.7 million, or $0.10 per adjusted diluted earnings per share, which excludes the gain on the sale of OTREXUP®.
Robert F. Apple, President and Chief Executive Officer of Antares Pharma, commented, “The many accomplishments we achieved throughout the year contributed to our strong annual revenue growth of 23% to $184 million and increased adjusted EBITDA to almost $40 million for the full year. In 2021, our commercial team continued to build and maintain strong physician relationships that helped drive the 34% annual revenue increase in our flagship proprietary asset XYOSTED. We also worked relentlessly supplying devices for the strong demand of Teva’s generic EpiPen, which contributed approximately $70 million in annual revenue. Despite consistent challenges due to the pandemic, we successfully executed on our strategic initiatives and believe we have positioned the Company for continued growth.”
“As we look ahead, we are excited to be able to provide a complementary offering to XYOSTED with TLANDO’s oral formulation for testosterone deficiency, pending final FDA approval, that we believe will contribute to our future growth trajectory. While TLANDO leverages our commercial organization, we expect to continue to invest in research and development of our internal pipeline. The recent advancements for ATRS-1902 for adrenal crisis rescue, including positive Phase 1 results and the FDA’s Fast Track designation, highlight another opportunity to support our potential future growth. We also anticipate the advancement of our portfolio of partner products in development while we continue to execute on potential corporate development opportunities to further enhance our growth. Our full year 2022 revenue guidance of $200 to $220 million does not include any products with the potential for approval this year. We appreciate the continued hard work and dedication of our employees and partners as we embark on another expected record year,” concluded Mr. Apple.
Fourth Quarter 2021 and Recent Highlights
•XYOSTED® total prescriptions in the fourth quarter 2021 increased ~34% year-over-year, and increased ~45% year-over-year for the full-year 2021, according to IQVIA

•Teva’s generic EpiPen prescriptions in the fourth quarter 2021 increased 35% year-over-year, contributing to a 77% year-over-year increase in EpiPen royalty revenue
•Entered into an exclusive U.S. license agreement for TLANDO® (testosterone undecanoate), a twice daily oral formulation of testosterone
•FDA accepted NDA resubmission for TLANDO® and set a PDUFA target action date of March 28, 2022
•Divested OTREXUP® product line assets to a subsidiary of Assertio Holdings, Inc. for a total cash consideration of $44.0 million
•Reported positive Phase I results and received FDA fast track designation for ATRS-1902 for adrenal crisis rescue
Financial Table

	Three Months Ended December 31,		Years Ended December 31,
(in thousands, except per share data - unaudited)	2021	2020	2021	2020
Product revenue, net	$36,560	$33,125	$126,667	$113,834
Licensing and development revenue	3,790	5,703	19,623	14,466
Royalties	8,380	5,305	37,692	21,299
Revenue, net	48,730	44,133	183,982	149,599
Research and development expense	3,892	2,318	14,502	10,121
Selling, general and administrative expense	18,672	16,658	73,857	62,759
Net income	32,683	51,386	46,289	56,201
Adjusted net income[1]	4,111	2,098	17,717	6,913
Basic earnings per common share	0.19	0.31	0.27	0.34
Diluted earnings per common share	0.19	0.30	0.26	0.33
Adjusted diluted earnings per common share[1]	0.02	0.01	0.10	0.04
Adjusted EBITDA[1]	10,584	9,159	39,207	24,283
Cash and cash equivalents, end of period	65,913	53,137
Operating cash flows	$9,492	$7,103	$36,619	$21,320
1 Denotes non-GAAP financial measure.

Fourth Quarter and Full-Year 2021 Financial Results
Total net revenue generated from product sales, license and development activities and royalties was $48.7 million for the three months ended December 31, 2021, a 10% increase compared to $44.1 million in the same period in 2020. For the twelve months ended December 31, 2021, total revenue was $184.0 million, a 23% increase from $149.6 million for the comparable period in 2020.
Product sales were $36.6 million for the three months ended December 31, 2021, a 10% increase compared to $33.1 million for the same period in 2020. For the twelve months ended December 31, 2021, product sales were $126.7 million, an 11% increase from $113.8 million in the comparable period in 2020.
Sales of our proprietary products XYOSTED®, OTREXUP® and NOCDURNA® generated revenue of $21.5 million and $80.0 million for the three and twelve months ended December 31, 2021, respectively, as compared to $19.7 million and $62.9 million for the three and twelve months ended December 31, 2020, respectively. The 9% and 27% increase in proprietary product sales for the three and twelve months ended December 31, 2021, respectively, compared to the same periods in 2020 were principally
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attributable to continued growth in prescriptions and sales of XYOSTED® partially offset by the divestiture of OTREXUP® that was completed in December 2021.
Partnered product sales were $15.1 million and $46.7 million for the three and twelve months ended December 31, 2021, respectively, as compared to $13.4 million and $51.0 million for the three and twelve months ended December 31, 2020, respectively.
Licensing and development revenue was $3.8 million and $19.6 million for the three and twelve months ended December 31, 2021, respectively, as compared to $5.7 million and $14.5 million for the comparable periods in 2020, respectively. The decrease in licensing and development revenue for the fourth quarter of 2021 compared to the comparable period in 2020 was driven by fluctuations in timing of development activities and the overall increase for the twelve months ended December 31, 2021 was primarily a result of incremental development and maintenance activities with Teva and timing of other ongoing partnered development projects.
Royalty revenue was $8.4 million for the three months ended December 31, 2021 compared to $5.3 million for the same period in 2020. For the twelve months ended December 31, 2021, royalty revenue was $37.7 million, as compared to $21.3 million for the same period in 2020. The net increase in royalty revenue in the three and twelve months ended December 31, 2021 was attributable to an increase in royalties from Teva on their net sales of generic EpiPen®.
Research and development expenses were $3.9 million and $14.5 million for the three and twelve months ended December 31, 2021, respectively, as compared to $2.3 million and $10.1 million for the comparable periods in 2020, respectively. The increase in research and development costs incurred in 2021 as compared to 2020 was attributable to our ongoing internal development programs.
Selling, general and administrative expenses were $18.7 million and $73.9 million for the three and twelve months ended December 31, 2021, respectively, as compared to $16.7 million and $62.8 million for the comparable periods in 2020, respectively. The net increase in selling, general and administrative expenses for the three and twelve months ended December 31, 2021 was primarily due to expenses associated with the relaunch of NOCDURNA® and an increase in sales and marketing expenses that had declined during the COVID-19 pandemic.
Net income was $32.7 million, or $0.19 per basic and diluted earnings per share and $46.3 million, or $0.27 and $0.26 per basic and diluted earnings per share, respectively, for the fourth quarter and full year ended December 31, 2021, respectively, inclusive of a gain on the sale of OTREXUP® of $38.6 million. Net income for the comparable periods in 2020 was $51.4 million for the quarter, or $0.31 and $0.30 per basic and diluted earnings per share, respectively, and $56.2 million for the year, or $0.34 and $0.33 per basic and diluted earnings per share, respectively, included a tax benefit of $46.3 million resulting primarily from the net valuation allowance release of $53.4 million on our deferred tax assets.
As of December 31, 2021, cash and cash equivalents were $65.9 million compared to $53.1 million as of December 31, 2020. The Company generated cash from operations of $36.6 million for the twelve months ended December 31, 2021. In 2021, the Company paid down $20.0 million of long-term debt.
Full-Year 2022 Financial Guidance
The Company today provided its full-year 2022 revenue guidance range of $200 to $220 million, which does not include any unapproved products and assumes no significant disruptions to supply or operations due to the ongoing COVID-19 pandemic. Excluding 2021 OTREXUP® proprietary revenue, the guidance range represents a 18% to 30% year-over-year growth rate.
Webcast and Conference Call Information
The Antares management team will provide a Company update and review the fourth quarter and full-year 2021 financial results via conference call and webcast today, March 3, 2022, at 8:30am ET (Eastern
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Time). The webcast of the conference call will include a slide presentation, which can be accessed in the investor relations section of the Company’s website (www.antarespharma.com) under “Webcasts & Presentations”. Alternatively, callers may participate in the audio portion of the conference call by dialing (888) 254-3590 for domestic callers and (323) 794-2551 for international callers. Callers should reference the Antares Pharma conference call or conference ID number 9589807.
About Antares Pharma
Antares Pharma, Inc. is a specialty pharmaceutical company focused primarily on the development and commercialization of pharmaceutical products and technologies that address patient needs in targeted therapeutic areas. The Company develops, manufactures and commercializes, for itself or with partners, novel therapeutic products using its advanced drug delivery systems that are designed to provide commercial or functional advantages such as improved safety and efficacy, convenience, improved tolerability, and enhanced patient comfort and adherence. The Company has a portfolio of proprietary and partnered commercial products and ongoing product development programs in various stages of development. The Company has formed partnership arrangements with several different industry leading pharmaceutical companies.
NON-GAAP FINANCIAL MEASURES
We believe that disclosing adjusted diluted earnings per common share, which is diluted earnings per share excluding the impact from the gain on sale of assets and deferred tax benefit net valuation allowance release is useful to investors as a measure of operating performance. We use this as one measure to monitor and evaluate operating performance. Adjusted diluted earnings per common share is a financial measure that does not reflect United States Generally Accepted Accounting Principles (GAAP). We calculate this measure by adding back the after-tax effect of the gain on sale of assets and the deferred tax benefit net valuation allowance release and dividing the result by the diluted weighted average common shares outstanding.
We believe that disclosing earnings before interest, taxes, depreciation and amortization (EBITDA) and EBITDA excluding the impact from stock-based compensation and gain on sale of assets (Adjusted EBITDA) are useful to investors as a measure of leverage and operating performance. We use these measures to monitor and evaluate leverage and operating performance. EBITDA and Adjusted EBITDA are financial measures that do not reflect GAAP. We calculate EBITDA by adding back interest, taxes, depreciation and amortization expense to net income. Adjusted EBITDA is calculated by adding back stock-based compensation and gain on sale of assets to EBITDA.
Investors should consider these non-GAAP financial measures in addition to, not as a substitute for or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in Tables 4 and 5 of this earnings release.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to: the Company’s ability to achieve the 2022 revenue guidance; the uncertainty regarding the ongoing COVID-19 pandemic, including new strains of the virus, and the mitigation measures and other restrictions implemented in response to the same and the impact on demand for our products, new patients and prescriptions, future revenue, product supply, clinical trials, and our overall business, operating results and financial condition; timing and final approval of the NDA for TLANDO®, future commercial launch, market acceptance, prescriptions and revenue for
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TLANDO®; the timing and results of the Company’s or its partners’ research projects or clinical trials of product candidates in development; actions by the FDA or other regulatory agencies with respect to the Company’s products or product candidates of its partners; commercial success of the Company’s products or partner products and continued growth in product, development, licensing and royalty revenue; the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K, and in the Company's other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contact:
Tram Bui
Vice President, Corporate Communications and Investor Relations
609-359-3016
tbui@antarespharma.com

TABLES FOLLOW
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ANTARES PHARMA, INC.
Table 1 - CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Increase / (Decrease)	Years Ended December 31,		Increase / (Decrease)
	2021	2020		2021	2020
Revenue
Product sales, net	$36,560	$33,125	10%	$126,667	$113,834	11%
Licensing and development revenue	3,790	5,703	(34)%	19,623	14,466	36%
Royalties	8,380	5,305	58%	37,692	21,299	77%
Total revenue, net	48,730	44,133	10%	183,982	149,599	23%
Operating expenses
Cost of product sales	16,251	15,404	5%	54,418	53,960	1%
Cost of development revenue	2,716	3,655	(26)%	13,863	9,140	52%
Research and development	3,892	2,318	68%	14,502	10,121	43%
Selling, general and administrative	18,672	16,658	12%	73,857	62,759	18%
Total operating expenses	41,531	38,035	9%	156,640	135,980	15%
Gain on sale of assets	38,591	—	100%	38,591	—	100%
Operating income	45,790	6,098	651%	65,933	13,619	384%
Other expense, net	(686)	(992)	(31)%	(3,662)	(3,698)	(1)%
Income before income taxes	45,104	5,106	783%	62,271	9,921	528%
Income tax provision (benefit)	12,421	(46,280)	127%	15,982	(46,280)	135%
Net income	$32,683	$51,386	(36)%	$46,289	$56,201	(18)%

Earnings per common share
Basic	$0.19	$0.31		$0.27	$0.34
Diluted	$0.19	$0.30		$0.26	$0.33

Weighted average common shares outstanding
Basic	170,054	166,744		169,226	166,066
Diluted	174,109	171,412		174,733	170,155
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ANTARES PHARMA, INC.
Table 2 – CONSOLIDATED REVENUE DETAILS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Increase / (Decrease)	Years Ended December 31,		Increase / (Decrease)
	2021	2020		2021	2020
Proprietary product sales
XYOSTED®	$17,158	$14,399	19%	$62,234	$46,549	34%
OTREXUP®	3,241	4,442	(27)%	14,344	15,468	(7)%
NOCDURNA®	1,105	861	28%	3,438	861	299%
Total proprietary product sales, net	21,504	19,702	9%	80,016	62,878	27%
Partnered product sales	15,056	13,423	12%	46,651	50,956	(8)%
Total product revenue, net	36,560	33,125	10%	126,667	113,834	11%
Licensing and development revenue	3,790	5,703	(34)%	19,623	14,466	36%
Royalties	8,380	5,305	58%	37,692	21,299	77%
Total revenue, net	$48,730	$44,133	10%	$183,982	$149,599	23%
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ANTARES PHARMA, INC.
Table 3 – CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$65,913	$53,137
Short-term investments	1,245	—
Accounts receivable, net	56,697	42,221
Other receivables	26,311	—
Inventories, net	11,544	18,216
Contract assets	8,030	8,140
Prepaid expenses and other current assets	4,532	4,877
Deferred tax assets, net	33,043	46,982
Property and equipment, net	26,015	24,020
Goodwill and intangibles, net	18,974	8,788
Other long-term assets	5,201	6,150
Total Assets	$257,505	$212,531

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$52,099	$41,829
Long-term debt	19,741	40,899
Other liabilities	9,907	10,688
Stockholders’ equity	175,758	119,115
Total Liabilities and Stockholders’ Equity	$257,505	$212,531
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ANTARES PHARMA, INC.
Table 4 - RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Increase / (Decrease)	Years Ended December 31,		Increase / (Decrease)
	2021	2020		2021	2020
Net income	$32,683	$51,386	(36)%	$46,289	$56,201	(18)%
Income tax provision (benefit)	12,421	(46,280)	127%	15,982	(46,280)	135%
Interest expense, net	764	977	(22)%	3,611	3,787	(5)%
Depreciation and amortization	1,140	897	27%	3,901	2,627	48%
EBITDA [1]	47,008	6,980	573%	69,783	16,335	327%

Stock-based compensation	2,167	2,179	(1)%	8,015	7,948	1%
Gain on sale of assets	(38,591)	—	(100)%	(38,591)	—	(100)%
Adjusted EBITDA [1]	$10,584	$9,159	16%	$39,207	$24,283	61%
1 Denotes non-GAAP financial measure.
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ANTARES PHARMA, INC.
Table 5 - RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER COMMON SHARE
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	December 31, 2021			December 31, 2020
	Pre-tax	Tax	Net	Pre-tax	Tax	Net
Net income	$45,104	$12,421	$32,683	$5,106	$(46,280)	$51,386
Gain on sale of assets [1]	38,591	10,019	28,572	—	—	—
Deferred tax benefit net valuation allowance release	—	—	—	—	(49,288)	49,288
Adjusted net income [2]	$6,513	$2,402	$4,111	$5,106	$3,008	$2,098

Weighted average diluted common shares outstanding			174,109			171,412

Diluted earnings per common share	$0.26	$0.07	$0.19	$0.03	$(0.27)	$0.30
Impact of gain on sale of assets	0.22	0.05	0.17	—	—	—
Impact of deferred tax benefit net valuation allowance release	—	—	—	—	(0.29)	0.29
Adjusted diluted earnings per common share [2]	$0.04	$0.02	$0.02	$0.03	$0.02	$0.01
1 In determining the tax impact of the gain on sale of assets, we applied blended U.S. statutory tax rates, including the impact of permanent differences.
2 Denotes non-GAAP financial measure.

	Years Ended
	December 31, 2021			December 31, 2020
	Pre-tax	Tax	Net	Pre-tax	Tax	Net
Net income	$62,271	$15,982	$46,289	$9,921	$(46,280)	$56,201
Gain on sale of assets [1]	38,591	10,019	28,572	—	—	—
Deferred tax benefit net valuation allowance release	—	—	—	—	(49,288)	49,288
Adjusted net income [2]	$23,680	$5,963	$17,717	$9,921	$3,008	$6,913

Weighted average diluted common shares outstanding			174,733			170,155

Diluted earnings per common share	$0.36	$0.10	$0.26	$0.06	$(0.27)	$0.33
Impact of gain on sale of assets	0.22	0.06	0.16	—	—	—
Impact of deferred tax benefit net valuation allowance release	—	—	—	—	(0.29)	0.29
Adjusted diluted earnings per common share [2]	$0.14	$0.04	$0.10	$0.06	$0.02	$0.04
1 In determining the tax impact of the gain on sale of assets, we applied blended U.S. statutory tax rates, including the impact of permanent differences.
2 Denotes non-GAAP financial measure.

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